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                                                                    EXHIBIT 8.1
                   [HAWLEY TROXELL ENNIS & HAWLEY LETTERHEAD]

ROBERT S. ERICKSON





                               December 27, 1995




Sunshine Mining and Refining Company
c/o John S. Simko
President and Chief Executive Officer
877 W. Main Street, Suite 600
Boise, Idaho  83702

         Re: Merger Of Sunshine Mining and Refining Company Into Its Wholly Owned Subsidiary, Sunshine Merger Company

Ladies and Gentlemen:

         We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the transaction contemplated by the Merger Agreement (the "Merger Agreement") between the Company and its wholly owned subsidiary, Sunshine Merger Company, a Delaware corporation (the "Merger Company"), pursuant to which the Company is being merged with and into the Merger Company, which will be the surviving corporation (the "Merger"), as described in the Registration Statement on Form S-4 filed or to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Registration Statement. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

         In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, Registration Statement, and such other documents as we have deemed necessary or appropriate for the opinion set forth below. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and statements and representations of officers and other representatives of the Company, including certain written representations of the Company.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury Regulations, pertinent
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Sunshine Mining and Refining Company
December 27, 1995
Page 2



judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service"), and such other authorities as we have considered relevant. In addition, we give no opinion as to any state, local and foreign tax consequences or as to the consequences to stockholders other than individual United States citizens who hold their shares in the Company stock as a capital asset.

         Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the caveats set forth herein, the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences," except as otherwise indicated, expresses our opinion as to the material federal income tax consequences of the Merger. You should be aware, however, that the discussion under the caption "Federal Income Tax Consequences" in the Prospectus represents our conclusions as to the application of existing law, as of the date of this letter, to the instant transactions. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service or that the laws affecting the consequences of the Merger will not change.

         Except as set forth above, we express no other opinion as to the tax consequences of the Merger. We hereby consent to the reference to the undersigned under the heading "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to the Registration Statement. We are furnishing this opinion to you solely for use in connection with the Registration Statement, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                               Very truly yours,

                               HAWLEY TROXELL ENNIS & HAWLEY

                               /s/ ROBERT S. ERICKSON

                               Robert S. Erickson

RSE/mlv
enclosure
cc: James Hovren